UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 28, 2009

TN-K ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27828	13-3779546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Sparta Highway, Suite 102, Crossville, TN	38555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(931) 707-9601

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 28, 2009 TN-K Energy Group Inc. entered into an Oil and Gas Lease with an unrelated third party for approximately 14.3 acres of land in Clinton County, Kentucky.  Under the terms of the one year lease, we are required to commence drilling operations on the leased property within 60 days of the lease date.  Drilling or completion of one well will extend the primary term of the lease for 12 months from the date of drilling/completion.

On December 29, 2009 we leased an additional approximately 56.43 acres in Clinton County, Kentucky from a second unrelated third party under the terms of an Oil and Gas Lease.  The initial term of the lease is one year lease and drilling or completion of one well will extend the primary term of the lease for 12 months from the date of drilling/completion.

In both of the foregoing leases, assuming that we comply with that requirement, the term of the lease renews on an annual basis so long as we are producing oil and/or gas from the site or we are continuing our drilling efforts. We paid each lessor $200 at the time the lease was executed and we are required to pay each lessor a royalty equal to one-eighth of all oil produced and saved from the wells drilled on the respective leased premises based upon the market value of the oil.  We are also required to pay each lessor a royalty equal to one-eighth of the market value of gas produced for any new wells drilled by us on the respective acreage and each lessor is entitled to gas free of charge from any gas well for use on the respective leased property.

Both of these leases are in close proximity to the David Irwin lease of approximately 32.71 acres, which gives us over 100 leased acres and a potential of 20 or more well locations in the immediate area.  We have subsequently received all required permits and begun drilling operations on the Todd Anderson Well #1 which is located on the property leased on December 29, 2009.

Item 7.01                      Regulation FD.

On January 5, 2010 TN-K Energy Group Inc. issued a press release announcing that it had leased an additional approximately 70.7 acres in Clinton County, Kentucky and has begun drilling operations on a new well located within this acreage, all as described in Item 8.01 of this report.  A copy of the press release is filed as Exhibit 99.1 to this report.

The information contained in the press releases attached hereto are being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TN-K ENERGY GROUP INC.

Date: January 5, 2010	By: /s/ Ken Page
Ken Page, Chief Executive Officer and President

3